Exhibit 10.3

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (this “Agreement”) is made as of the November 1, 2023, by and between GD Culture Group Limited, a Nevada corporation (the “Company”), and [                ] (“Holder”).

RECITALS

WHEREAS, Holder currently holds a warrant to purchase [                ] shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) at an exercise price of $[ ] per share (the “Existing Warrant”);

WHEREAS, the Company and Holder wish to exchange the Existing Warrant for pre-funded warrant to purchase certain number of shares of the Company’s Common Stock, par value $0.0001 (the “Common Stock”);

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Exchange of Existing Warrant. At the Closing (as defined below), Holder shall surrender the Existing Warrant for, and the Company shall cancel the Existing Warrant and shall issue to Holder, pre-funded warrant to purchase up to [ ] shares of Common Stock (adjusted for any stock dividends, combinations or splits after the date hereof) (the “Exchange Warrants”).

2. Cancellation and Surrender of Existing Warrant. Holder agrees that, at the Closing, the Existing Warrant will be canceled and of no further force or effect. Holder further agrees to surrender to the Company the Existing Warrant or, if the Existing Warrant has been lost, mutilated or destroyed, an affidavit to such effect and indemnity reasonably acceptable to the Company, and the Existing Warrant shall be deemed cancelled and of no further force or effect as of the Closing and shall thereafter represent only the right to receive the Exchange Warrants even if the Holder fails to surrender the Existing Warrant.

3. Closing. Upon satisfaction of the conditions set forth herein, the closing of the exchange provided for in Section 1 of this Agreement (the “Closing”) shall occur at 9:00 a.m., Eastern Time, on the second trading day after the date hereof at the principal offices of the Company, or such other time and location as the parties shall mutually agree.

4. Representations and Warranties of Holder. Holder hereby represents and warrants that:

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) The Holder has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms. The Holder is the owner, beneficially and of record, of the Existing Warrant, free and clear of any encumbrances.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of the Holder’s organizational documents, (ii) constitute, with or without notice or the passage of time or both, a breach violation or default under any law, rule, regulation, permit, license, agreement or other instrument of the Holder or to which the Holder or the Holder’s property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of the Holder.

(d) This Agreement is made with the Holder in reliance upon the Holder’s representation, which by the Holder’s execution of this Agreement the Holder hereby confirms, that the Exchange Warrants to be received by the Holder are and will be acquired for investment for its own account and not with a view to the distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(e) The Holder has had the opportunity to ask questions of and receive answers from the Company regarding the Company and its Subsidiaries and to obtain additional information necessary to verify the accuracy of the information supplied or to which it had access.

(f) The Holder acknowledges that an investment in the Exchange Warrants is a speculative risk. The Holder is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Exchange Warrants. The Holder represents that it has not been organized for the purpose of acquiring the Exchange Warrants to be acquired hereunder. The Holder understands that the Exchange Warrants to be acquired hereunder have not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance on such exemptions is predicated, in part, upon the accuracy of the Holder’s representations and warranties in this Section 4. The Holder is familiar with Regulation D promulgated under the Securities Act and represents that it is an “accredited investor” as defined in Rule 501(a) of such Regulation D.

(g) The Holder understands that the Exchange Warrants to be acquired hereunder are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 4(h) below. The Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h) The Holder understands that each of the certificates evidencing the Exchange Warrants to be acquired hereunder may bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THIS COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

(i) The Holder acknowledges that the issuance of the Exchange Warrants is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Holder has not taken any action that would cause such exemption not to be available.

5. Representations and Warranties of the Company

(a) The Company is duly organized, validly existing and in good standing under the laws of Nevada.

(b) The Company has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of the Company’s organizational documents, (ii) constitute, with or without notice or the passage of time or both, a breach violation or default under any law, rule, regulation, permit, license, agreement or other instrument of the Company or to which the Company or the Company’s property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of the Company.

(d) The Exchange Warrants to be issued to the Holder hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable.

(e) The Company acknowledges that the issuance of the Exchange Warrants is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended. The Company has not taken any action that would cause such exemption not to be available.

(f) The Company will issue no more than [ ] shares of Common Stock (adjusted for any stock dividends, combinations or splits after the date hereof) pursuant to this Agreement and all other Warrant Exchange Agreements to be executed by the Company prior to the Closing (the “Other Warrant Exchange Agreements”). The Other Warrant Exchange Agreements are identical in form to this Agreement, except for such differences as are necessary to reflect the identities of the holders of the warrants to be exchanged, the number and exercise price of the warrants to be exchanged and the number of shares to be issued thereunder.

7. Miscellaneous.

7.1 Entire Agreement. This Agreement constitutes the entire agreement between the Company and Holder with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.2 Survival of Warranties. The warranties and representations of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles regarding conflicts of law.

7.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder; provided, however, that if the Company agrees to amend in any material respect any of the Other Warrant Exchange Agreements, then the Company shall promptly make an offer to the Holder to make all (but not less than all) of the same amendments to this Agreement and the Holder shall have 10 business days to accept such offer, which it must do in writing delivered to the Company at its principal executive offices.

7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.7 Transfer of Existing Warrant. If the Holder transfers the Existing Warrant, in whole or in part, in accordance with the terms thereof, then the Holder shall also assign to the transferee the Holder’s rights and obligations under this Agreement with respect to the portion of the Existing Warrant so transferred. As conditions to any transfer of the Existing Warrant, such transferee and the Company and, if the Existing Warrant is transferred in part, the Holder and the Company, shall execute and deliver new Warrant Exchange Agreements substantially in the form of this Agreement, with the Holder’s new Warrant Exchange Agreement covering the portion of the Existing Warrant retained by the Holder. In no event shall the Company be obligated to issue to the Holder and any transferee(s) of the Existing Warrant a number of Exchange Warrants greater than the number of Exchange Warrants set forth in Section 1 above. Any assignment of this Agreement shall be subject to the same requirements for compliance with applicable federal and state securities laws and agreements among stockholders as are applicable to a transfer of the Existing Warrant under the terms thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

GD CULTURE GROUP LIMITED

By:
Name:
Title:

HOLDER

By:
Name:
Title: